UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 11, 2011
SHELTER PROPERTIES IV LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware	0-10884	57-0721760
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 BEATTIE PLACE POST OFFICE BOX 1089 GREENVILLE, SOUTH CAROLINA	29602
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (864) 239-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Amendment to Certificate and Agreement of Limited Partnership
     On October 8, 2010, Shelter Realty IV Realty Corporation, a South Carolina corporation and the corporate general partner (the “Corporate General Partner”) of Shelter Properties IV Limited Partnership, a South Carolina limited partnership (the “Partnership”), approved an amendment (the “Sixth Amendment”) to the amended certificate and agreement of limited partnership of the Partnership, dated as of July 22, 1982, as amended (as further amended, the “Partnership Agreement”). On February 11, 2011, a majority in interest of the limited partners of the Partnership approved the Sixth Amendment and the Sixth Amendment was effected. Pursuant to the Sixth Amendment, the general partners of the Partnership are authorized to cause the Partnership to effect a merger or any other similar transaction which would effect a change of control of the Partnership with the approval of limited partners holding a majority of the then outstanding limited partnership interests (the “Limited Partnership Units”) of the Partnership.
     The foregoing summary of the Sixth Amendment is qualified by reference to the Sixth Amendment, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.
Merger Agreement
     Following the effectiveness of the Sixth Amendment, on February 11, 2011, the Partnership entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AIMCO Properties, L.P., a Delaware limited partnership and attorney in fact for the individual general partner of the Partnership (“Aimco OP” and, together with the Corporate General Partner, the “General Partners”), and AIMCO Shelter Merger Sub LLC, a Delaware limited liability company of which Aimco OP is the sole member (the “Merger Subsidiary”). The Merger Agreement provides for the Merger Subsidiary to be merged with and into the Partnership, with the Partnership as the surviving entity (the “Merger”) upon approval by a majority in interest of the outstanding Limited Partnership Units. On February 11, 2011, Aimco OP and its affiliates, which owned 36,650 of the 49,995 issued and outstanding Limited Partnership Units, or approximately 73.31% of the number of outstanding Limited Partnership Units, took action by written consent to approve the Merger.
     On February 11, 2011, the Merger was completed, and each Limited Partnership Unit in the Partnership outstanding immediately prior to the consummation of the Merger and held by limited partners (other than Limited Partnership Units as to which appraisal rights are elected) was converted into the right to receive, at the election of the limited partner, either (i) $4.50 in cash (the “Cash Consideration”) or (ii) 0.18 partnership common units (“OP Units”) of Aimco OP. However, limited partners who reside in the State of California will only be entitled to receive the Cash Consideration for each Limited Partnership Unit. Those limited partners who do not make an election will be deemed to have elected to receive the Cash Consideration.
     In the merger, Aimco OP’s interest in the Merger Subsidiary was converted into 1,000 Limited Partnership Units, and Aimco OP became the sole limited partner of the Partnership. The General Partners continue to be the general partners of the Partnership, and the Partnership’s agreement of limited partnership in effect immediately prior to the Merger remains unchanged after the Merger.
     The foregoing summary of the Merger Agreement is qualified by reference to the Merger Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders

     The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) The following exhibits are filed with this report

Exhibit
Number	Description

3.1	Sixth Amendment to the Amended and Restated Certificate and Agreement of Limited Partnership of Shelter Properties IV Limited Partnership, dated as of February 11, 2011.

10.1	Agreement and Plan of Merger, dated as of February 11, 2011, by and among Shelter Properties IV Limited Partnership, AIMCO Shelter Merger Sub LLC and AIMCO Properties, L.P.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELTER PROPERTIES IV LIMITED PARTNERSHIP
Date: February 11, 2011	By:	Shelter Realty IV Corporation, its Corporate General Partner

	By:	/s/ Stephen B. Waters
Stephen B. Waters
Senior Director of Partnership Accounting

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